Exhibit 99.1

Media Contact: David Rubinger 404.502.1240 / david@rubinger.com
Investor Relations Contact: David Black 404.266.4490 / david.black@statebt.com

State Bank Reports First Quarter Financial Results;
Core Trends Reflect Progress on Strategic Priorities

ATLANTA, April 30, 2012 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the quarter ended March 31, 2012. Net income for the first quarter was $5.1 million. Fully diluted earnings per share were $.16 for the quarter.

"I am very pleased with the core operating trends for the quarter, as we had solid organic loan growth, improved deposit mix, lower cost of funding, better credit trends and lower noninterest expense. However, the income statement continues to reflect the inherent volatility related to loss share accounting. Specifically, net income was negatively impacted by a seven million dollar charge to reduce our FDIC indemnification asset as a direct result of lower expected losses in our loans covered by loss share agreements. Despite short-term earnings noise, I remain extremely satisfied with how we are executing on our strategic plan,” said State Bank Chairman and CEO Joe Evans.

Total assets at quarter-end were $2.68 billion, compared to $2.78 billion at the end of the fourth quarter, primarily due to a decrease in the Federal Deposit Insurance Corporation (FDIC) receivable. Total net loans were $1.48 billion, up $35.3 million from the fourth quarter. Loans not covered by loss share agreements with the FDIC grew $53.6 million in the first quarter of 2012. At $754.6 million at March 31, 2012, noncovered loans comprised 48.8% of total gross loans.

Total deposits at quarter-end were $2.19 billion, down from $2.30 billion at the end of the fourth quarter. This decrease was the purposeful result of continued active management of higher cost interest-bearing deposits. Noninterest-bearing deposits grew by $15.8 million, or 5.3%, in the first quarter. Cost of funds for the quarter was 52 basis points, an eight basis point improvement from the fourth quarter of 2011.

Tangible book value per share climbed to $12.62 in the first quarter, up $.36, or 2.9% from the fourth quarter. State Bank Financial Corporation remains well capitalized, finishing the quarter with a leverage ratio of 15.06% and Tier I risk-based capital ratio of 33.29%.

Net interest income was $35.5 million in the first quarter of 2012, down from $41.5 million in the fourth quarter of 2011 largely due to $5.9 million less accretion income on covered loans. The lower accretion was driven by changing assumptions in our reforecasting of cash flows, specifically the lengthening of the accretion period, rather than negative credit migration trends.

Provision for loan losses on noncovered loans was $1.5 million in the first quarter, down from $2.9 million in the fourth quarter, the result of continued stable credit quality metrics in that portfolio. Provision for loan losses on covered loans was a negative $1.3 million in the first quarter, down from $16.8 million provided in the fourth quarter. This negative provision reflects improved covered loan performance.

Total noninterest income was a negative $3.8 million in the first quarter compared to $18.8 million of total noninterest income in the fourth quarter of 2011. This significant change was due to several factors. Total noninterest income in the fourth quarter included $14.9 million in gains on acquisitions. Accretion of the indemnification asset was $131,000 in the fourth quarter of 2011 compared to a negative $7.0 million of amortization in the first quarter of 2012. While detrimental to near-term earnings, this change reflects a more positive view of covered loan asset quality, and therefore fewer claims planned to be made to the FDIC. The amortization of the indemnification asset is linked with increased accretion income on covered loans that are experiencing improving credit quality trends, and such amounts are expected to decline over time unless asset quality trends further improve.

Noninterest expense for the first quarter was $23.2 million, down from $27.2 million in the fourth quarter of 2011 largely due to lower incentive compensation expense, lower net other real estate owned costs and lower costs related to our two October 2011 FDIC-assisted acquisitions.

Detailed Results

Supplemental tables displaying financial results for first quarter 2012 and the previous four quarters are included with this press release.

Conference Call

State Bank Chairman and CEO Joe Evans, Vice Chairman, President and Chief Credit Officer Kim Childers, and Chief Financial Officer Tom Callicutt will discuss financial and business results for the quarter on a conference call today at 11:00 a.m. EDT. The dial in number is 1.800.670.8085. Please dial in 10 minutes prior to the start of the call to register. You will be asked to provide your name and affiliation/company to join the call. A replay of the conference call will be available shortly after the call's completion at http://www.snl.com/IRWebLinkX/presentations.aspx?iid=4249236.

About State Bank Financial Corporation and State and Trust Company
State Bank Financial Corporation (NASDAQ: STBZ) is the holding company for State Bank and Trust Company, one of Georgia's best-capitalized banks, with approximately $2.68 billion in assets as of March 31, 2012. State Bank has locations in Metro Atlanta and Middle Georgia. State Bank Financial Corporation is headquartered in Atlanta, Georgia and State Bank and Trust Company is headquartered in Macon, Georgia.

State Bank was named the best performing community bank in the United States for 2011 by SNL Financial LC for banks between $500 million and $5 billion in assets.

Since 2009 State Bank has been an active acquirer of the assets and deposits of failed banks in Metro Atlanta and Middle Georgia. To date, State Bank has completed 12 transactions facilitated by the Federal Deposit Insurance Corporation.

To learn more about State Bank, visit www.statebt.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of our strategic plan, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our FDIC-assisted transactions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

State Bank Financial Corporation 1Q12 Financial Supplement: Table 1 Condensed Consolidated Financial Summary Results Quarterly (Unaudited)

						1Q12 Change vs.
(Dollars in thousands, except per share data)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11
INCOME STATEMENT HIGHLIGHTS
Total interest income on invested funds	$3,005	$3,154	$3,040	$2,768	$2,577	$(149)	$428
Interest income on noncovered loans, including fees	11,834	12,486	10,096	9,174	6,739	(652)	5,095
Accretion income on covered loans	23,490	29,408	36,938	25,139	25,482	(5,918)	(1,992)
Total interest expense	2,852	3,595	4,603	6,457	7,118	(743)	(4,266)
Net interest income	35,477	41,453	45,471	30,624	27,680	(5,976)	7,797
Provision for loan losses (noncovered loans)	1,535	2,868	1,060	1,593	961	(1,333)	574
Provision for loan losses (covered loans)	(1,283)	16,768	2,815	451	—	(18,051)	(1,283)
Noninterest income	(3,778)	18,783	6,689	7,835	8,064	(22,561)	(11,842)
Noninterest expense	23,213	27,227	21,789	23,094	21,439	(4,014)	1,774
Earnings before income taxes	8,234	13,373	26,496	13,321	13,344	(5,139)	(5,110)
Income tax expense	3,096	4,284	9,392	4,739	5,113	(1,188)	(2,017)
Net earnings	$5,138	$9,089	$17,104	$8,582	$8,231	$(3,951)	$(3,093)
COMMON STOCK DATA
Basic earnings per share	$.16	$.29	$.54	$.27	$.26	$(.13)	$(.10)
Diluted earnings per share	.16	.28	.53	.26	.25	(.12)	(.09)
Book value per share at period end	12.88	12.52	12.27	11.85	11.62	.36	1.26
Tangible book value per share at period end	12.62	12.26	12.00	11.57	11.34	.36	1.28
Market price at period end	17.51	15.11	12.62	16.37	16.90	2.40	.61
Period end shares outstanding	31,721,236	31,721,236	31,721,236	31,611,581	31,610,904	—	110,332
Weighted average shares outstanding:
Basic	31,611,603	31,611,581	31,611,581	31,611,358	31,610,904	22	699
Diluted	32,777,121	32,586,069	32,413,101	32,717,755	32,622,623	191,052	154,498
AVERAGE BALANCE SHEET HIGHLIGHTS
Noncovered loans, net of unearned income	$722,908	$709,071	$601,610	$499,463	$405,635	$13,837	$317,273
Covered loans	806,508	818,901	768,878	825,879	890,107	(12,393)	(83,599)
Loans, net of unearned income	1,529,416	1,527,972	1,370,488	1,325,342	1,295,742	1,444	233,674
Assets	2,660,418	2,857,643	2,711,296	2,720,112	2,729,885	(197,225)	(69,467)
Deposits	2,203,564	2,404,501	2,298,343	2,306,532	2,317,500	(200,937)	(113,936)
Liabilities	2,253,317	2,461,147	2,332,119	2,348,973	2,365,361	(207,830)	(112,044)
Equity	407,101	396,496	379,177	371,139	364,524	10,605	42,577
Tangible common equity	398,751	387,784	370,545	362,274	355,407	10,967	43,344
KEY METRICS
Return on average assets	.78%	1.26%	2.50%	1.27%	1.22%	(.48)%	(.44)%
Return on average equity	5.08	9.09	17.90	9.27	9.16	(4.01)	(4.08)
Yield on earning assets	7.60	8.37	9.36	7.27	7.09	(.77)	.51
Cost of funds	.52	.60	.79	1.12	1.24	(.08)	(.72)
Rate on interest-bearing liabilities	.60	.69	.89	1.25	1.38	(.09)	(.78)
Net interest margin	7.03	7.70	8.50	6.00	5.65	(.67)	1.38
Average equity to average assets	15.30	13.87	13.99	13.64	13.35	1.43	1.95
Leverage ratio	15.06	13.76	14.16	13.49	13.16	1.30	1.90
Tier I risk-based capital ratio	33.29	35.70	33.78	34.80	39.24	(2.41)	(5.95)
Total risk-based capital ratio	34.60	37.02	35.03	35.46	39.93	(2.42)	(5.33)
Efficiency ratio	73.10	45.15	41.73	59.96	59.89	27.95	13.21
Average loans to average deposits	68.94	63.55	59.63	57.46	55.91	5.39	13.03
Noninterest-bearing deposits to total deposits	14.30	12.93	11.70	10.85	10.12	1.37	4.18
Nonperforming loans to total noncovered loans (1)	.52	.31	.36	.64	1.23	.21	(.71)
Nonperforming assets to loans + ORE:
Noncovered	.64	.48	.52	.77	1.25	.16	(.61)
Covered	7.43	9.42	10.95	11.21	12.82	(1.99)	(5.39)

(1)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans classified as nonperforming.

State Bank Financial Corporation 1Q12 Financial Supplement: Table 2 Condensed Consolidated Balance Sheet Quarterly (Unaudited)

						1Q12 Change vs.
(Dollars in thousands)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11
Assets
Cash and amounts due from depository institutions	$11,287	$13,747	$8,237	$9,181	$10,371	$(2,460)	$916
Interest-bearing deposits in other financial institutions	199,031	206,785	353,760	363,309	292,145	(7,754)	(93,114)
Cash and cash equivalents	210,318	220,532	361,997	372,490	302,516	(10,214)	(92,198)
Investment securities available for sale	322,832	349,929	350,225	349,387	385,637	(27,097)	(62,805)
Federal Home Loan Bank stock	8,802	8,802	8,882	10,604	14,142	—	(5,340)
Loans receivable:
Noncovered under FDIC loss share agreements	754,635	701,029	650,312	546,154	412,998	53,606	341,637
Covered under FDIC loss share agreements, net	792,158	812,154	770,102	814,361	891,190	(19,996)	(99,032)
Allowance for loan losses (noncovered loans)	(11,681)	(10,207)	(7,670)	(6,914)	(6,214)	(1,474)	(5,467)
Allowance for loan losses (covered loans)	(56,087)	(59,277)	(14,075)	—	—	3,190	(56,087)
Net loans	1,479,025	1,443,699	1,398,669	1,353,601	1,297,974	35,326	181,051
Mortgage loans held for sale	3,719	6,229	1,661	2,516	859	(2,510)	2,860
Other real estate owned:
Noncovered under FDIC loss share agreements	957	1,210	1,072	738	75	(253)	882
Covered under FDIC loss share agreements	63,572	84,496	94,647	102,822	131,074	(20,924)	(67,502)
Premises and equipment, net	36,971	36,760	36,832	35,741	32,157	211	4,814
Goodwill	6,562	6,562	6,562	6,562	6,562	—	—
Core deposit intangible, net	1,636	1,882	1,925	2,161	2,408	(246)	(772)
FDIC receivable for loss share agreements, net	460,593	529,440	358,096	468,361	457,608	(68,847)	2,985
Other assets	81,661	86,793	54,792	61,298	57,736	(5,132)	23,925
Total assets	$2,676,648	$2,776,334	$2,675,360	$2,766,281	$2,688,748	$(99,686)	$(12,100)
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	312,967	$297,188	$262,331	$256,087	$229,817	$15,779	$83,150
Interest-bearing deposits	1,875,908	2,001,277	1,980,652	2,103,343	2,040,048	(125,369)	(164,140)
Total deposits	2,188,875	2,298,465	2,242,983	2,359,430	2,269,865	(109,590)	(80,990)
Securities sold under agreements to repurchase	1,421	4,749	6,145	4,831	5,371	(3,328)	(3,950)
Notes payable	2,535	2,539	2,542	2,546	2,552	(4)	(17)
Other liabilities	75,314	73,293	34,559	24,868	43,507	2,021	31,807
Total liabilities	2,268,145	2,379,046	2,286,229	2,391,675	2,321,295	(110,901)	(53,150)
Total shareholders’ equity	408,503	397,288	389,131	374,606	367,453	11,215	41,050
Total liabilities and shareholders’ equity	$2,676,648	$2,776,334	$2,675,360	$2,766,281	$2,688,748	$(99,686)	$(12,100)
Capital Ratios
Average equity to average assets	15.30%	13.87%	13.99%	13.64%	13.35%	1.43%	1.95%
Leverage ratio	15.06	13.76	14.16	13.49	13.16	1.30	1.90
Tier I risk-based capital ratio	33.29	35.70	33.78	34.80	39.24	(2.41)	(5.95)
Total risk-based capital ratio	34.60	37.02	35.03	35.46	39.93	(2.42)	(5.33)

State Bank Financial Corporation 1Q12 Financial Supplement: Table 3 Condensed Consolidated Income Statement Quarterly (Unaudited)

						1Q12 Change vs.
(Dollars in thousands, except per share data)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11
Total interest income on invested funds	$3,005	$3,154	$3,040	$2,768	$2,577	$(149)	$428
Interest income on noncovered loans, including fees	11,834	12,486	10,096	9,174	6,739	(652)	5,095
Accretion income on covered loans	23,490	29,408	36,938	25,139	25,482	(5,918)	(1,992)
Total interest expense	2,852	3,595	4,603	6,457	7,118	(743)	(4,266)
Net interest income	35,477	41,453	45,471	30,624	27,680	(5,976)	7,797
Provision for loan losses (noncovered loans)	1,535	2,868	1,060	1,593	961	(1,333)	574
Provision for loan losses (covered loans)	(1,283)	16,768	2,815	451	—	(18,051)	(1,283)
Net interest income after provision for loan losses	35,225	21,817	41,596	28,580	26,719	13,408	8,506
Noninterest income:
Accretion (amortization) of FDIC receivable for loss share agreements	(7,001)	131	1,775	3,722	4,973	(7,132)	(11,974)
Service charges on deposits	1,212	1,370	1,383	1,435	1,413	(158)	(201)
Mortgage banking income	302	349	260	228	157	(47)	145
Gain (loss) on sale of investment securities	93	(20)	(31)	—	(3)	113	96
Gains on FHLB stock redemptions	—	772	574	1,132	—	(772)	—
Gains on acquisitions	—	14,890	—	—	—	(14,890)	—
ATM income	585	551	525	541	488	34	97
Other	1,031	740	2,203	777	1,036	291	(5)
Total noninterest income	(3,778)	18,783	6,689	7,835	8,064	(22,561)	(11,842)
Noninterest expense:
Salaries and employee benefits	12,963	14,333	12,293	11,895	11,677	(1,370)	1,286
Occupancy and equipment	2,457	2,795	2,008	1,997	1,892	(338)	565
Legal and professional fees	1,517	1,342	1,758	1,574	1,843	175	(326)
Marketing	264	935	844	936	760	(671)	(496)
Federal insurance premiums and other regulatory fees	418	193	(33)	1,210	649	225	(231)
Net cost of operations of other real estate owned	2,078	4,322	1,998	2,485	1,930	(2,244)	148
Data processing	1,864	1,387	1,285	1,165	951	477	913
Core deposit intangible amortization expense	245	241	236	247	224	4	21
Other	1,407	1,679	1,400	1,585	1,513	(272)	(106)
Total noninterest expense	23,213	27,227	21,789	23,094	21,439	(4,014)	1,774
Income before income taxes	8,234	13,373	26,496	13,321	13,344	(5,139)	(5,110)
Income tax expense	3,096	4,284	9,392	4,739	5,113	(1,188)	(2,017)
Net income	$5,138	$9,089	$17,104	$8,582	$8,231	$(3,951)	$(3,093)
Basic earnings per share	$.16	$.29	$.54	$.27	$.26	$(.13)	$(.10)
Diluted earnings per share	.16	.28	.53	.26	.25	(.12)	(.09)
Weighted average common shares outstanding:
Basic	31,611,603	31,611,581	31,611,581	31,611,358	31,610,904	22	699
Diluted	32,777,121	32,586,069	32,413,101	32,717,755	32,622,623	191,052	154,498

State Bank Financial Corporation 1Q12 Financial Supplement: Table 4 Condensed Consolidated Composition of Loans and Deposits Quarterly (Unaudited)

						1Q12 Change vs.
(Dollars in thousands)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11
Composition of Loans
Noncovered loans:
Construction, land & land development	$197,840	$162,382	$139,433	$112,846	$90,257	$35,458	$107,583
Other commercial real estate	321,905	307,814	292,559	274,153	198,690	14,091	123,215
Total commercial real estate	519,745	470,196	431,992	386,999	288,947	49,549	230,798
Commercial & industrial	36,235	35,817	36,253	40,754	37,077	418	(842)
Owner-occupied real estate	143,469	139,128	124,885	69,612	48,679	4,341	94,790
Total commercial & industrial	179,704	174,945	161,138	110,366	85,756	4,759	93,948
Residential real estate	33,971	33,738	29,293	26,510	23,298	233	10,673
Consumer & other	21,215	22,150	27,889	22,279	14,997	(935)	6,218
Total noncovered loans	754,635	701,029	650,312	546,154	412,998	53,606	341,637
Covered loans:
Construction, land & land development	190,489	190,110	184,242	202,420	244,949	379	(54,460)
Other commercial real estate	229,964	233,575	229,548	233,557	166,868	(3,611)	63,096
Total commercial real estate	420,453	423,685	413,790	435,977	411,817	(3,232)	8,636
Commercial & industrial	34,507	38,174	39,855	49,277	71,131	(3,667)	(36,624)
Owner-occupied real estate	137,302	143,523	118,324	126,603	201,901	(6,221)	(64,599)
Total commercial & industrial	171,809	181,697	158,179	175,880	273,032	(9,888)	(101,223)
Residential real estate	183,174	189,109	182,021	189,695	189,267	(5,935)	(6,093)
Consumer & other	16,722	17,663	16,112	12,809	17,074	(941)	(352)
Total covered loans	792,158	812,154	770,102	814,361	891,190	(19,996)	(99,032)
Total loans	$1,546,793	$1,513,183	$1,420,414	$1,360,515	$1,304,188	$33,610	$242,605
Composition of Deposits
Noninterest-bearing demand deposits	$312,967	$297,188	$262,331	$256,087	$229,817	$15,779	$83,150
Interest-bearing transaction accounts	316,738	359,020	286,130	278,184	244,419	(42,282)	72,319
Savings and money market accounts	1,103,151	1,140,552	1,234,359	1,323,414	1,248,126	(37,401)	(144,975)
Time deposits less than $100,000	249,047	274,415	245,377	272,250	298,633	(25,368)	(49,586)
Time deposits $100,000 or greater	196,197	213,200	198,790	210,861	226,373	(17,003)	(30,176)
Brokered and wholesale time deposits	10,775	14,090	15,996	18,634	22,497	(3,315)	(11,722)
Total deposits	$2,188,875	$2,298,465	$2,242,983	$2,359,430	$2,269,865	$(109,590)	$(80,990)

State Bank Financial Corporation 1Q12 Financial Supplement: Table 5 Condensed Consolidated Asset Quality Data Quarterly (Unaudited)

						1Q12 Change vs.
(Dollars in thousands)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11
Nonperforming noncovered assets:
Nonaccrual loans	$3,561	$1,905	$2,088	$3,478	$5,099	$1,656	$(1,538)
Troubled debt restructurings	335	256	259	—	—	79	335
Total nonperforming noncovered loans	3,896	2,161	2,347	3,478	5,099	1,735	(1,203)
Other real estate owned	957	1,210	1,072	738	75	(253)	882
Total nonperforming noncovered assets	4,853	3,371	3,419	4,216	5,174	1,482	(321)
Nonperforming covered assets:
Other real estate owned (1)	$63,572	$84,496	$94,647	$102,822	$131,074	$(20,924)	$(67,502)
Noncovered assets:
Year-to-date charge-offs	$68	$1,744	$1,390	$1,077	$98	$(1,676)	$(30)
Year-to-date recoveries	7	118	95	86	—	(111)	7
Year-to-date net charge-offs	$61	$1,626	$1,295	$991	$98	$(1,565)	$(37)
Annualized YTD net charge-offs to total average noncovered loans	.03%	.23%	.29%	.40%	.10%	(.20)%	(.07)%
Ratios:
Nonperforming loans to total noncovered loans (2)	.52%	.31%	.36%	.64%	1.23%	.21%	(.71)%
Nonperforming assets to loans + ORE:
Noncovered	.64	.48	.52	.77	1.25	.16	(.61)
Covered	7.43	9.42	10.95	11.21	12.82	(1.99)	(5.39)
Allowance for loan losses to loans:
Noncovered	1.55	1.46	1.18	1.27	1.50	.09	.05
Covered	7.08	7.30	1.83	—	—	(.22)	7.08

(1)  Total nonperforming assets for covered assets consist of other real estate only. There are no covered loans classified as nonperforming.
(2)  The ratio of nonperforming loans to total loans is disclosed for noncovered loans only because there are no covered loans classified as nonperforming.

State Bank Financial Corporation 1Q12 Financial Supplement: Table 6 Condensed Consolidated Average Balances and Yield Analysis Quarterly (Unaudited)

						1Q12 Change vs.
(Dollars in thousands)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11
Selected Average Balances
Interest-bearing deposits in other financial institutions	$158,949	$261,853	$389,013	$340,966	$282,665	$(102,904)	$(123,716)
Taxable investment securities	333,661	365,388	353,426	373,404	403,649	(31,727)	(69,988)
Nontaxable investment securities, tax equivalent basis	10,199	11,267	11,823	10,540	10,291	(1,068)	(92)
Noncovered loans receivable (1)	722,908	709,071	601,610	499,463	405,635	13,837	317,273
Covered loans receivable	806,508	818,901	768,878	825,879	890,107	(12,393)	(83,599)
Total earning assets	2,032,225	2,166,480	2,124,750	2,050,252	1,992,347	(134,255)	39,878
Total nonearning assets	628,193	691,163	586,546	669,860	737,538	(62,970)	(109,345)
Total assets	2,660,418	2,857,643	2,711,296	2,720,112	2,729,885	(197,225)	(69,467)
Interest-bearing transaction accounts	310,662	309,991	268,364	235,218	244,476	671	66,186
Savings & money market deposits	1,115,877	1,204,433	1,294,561	1,301,519	1,267,305	(88,556)	(151,428)
Time deposits less than $100,000	262,116	322,617	258,196	294,247	325,471	(60,501)	(63,355)
Time deposits $100,000 or greater	214,205	261,114	216,408	234,893	249,261	(46,909)	(35,056)
FHLB advances	—	4,566	—	—	—	(4,566)	—
Notes payable	2,537	2,541	2,545	2,550	2,557	(4)	(20)
Securities sold under agreements to repurchase	3,564	4,030	4,098	2,345	3,576	(466)	(12)
Total interest-bearing liabilities	1,908,961	2,109,292	2,044,172	2,070,772	2,092,646	(200,331)	(183,685)
Noninterest-bearing demand deposits	300,704	306,346	260,814	240,655	230,987	(5,642)	69,717
Other liabilities	43,652	45,509	27,133	37,546	41,728	(1,857)	1,924
Total shareholders’ equity	407,101	396,496	379,177	371,139	364,524	10,605	42,577
Net Interest Margins (2)
Interest-bearing deposits in other financial institutions	.26%	.32%	.25%	.22%	.28%	(.06)%	(.02)%
Taxable investment securities	3.37	3.07	3.02	2.67	2.29	.30	1.08
Nontaxable investment securities, tax equivalent basis (3)	6.31	6.59	5.77	6.05	6.19	(.28)	.12
Noncovered loans receivable	6.58	6.99	6.66	7.37	6.74	(.41)	(.16)
Covered loans receivable	11.71	14.57	19.06	12.21	11.61	(2.86)	.10
Total earning assets	7.60	8.37	9.36	7.27	7.09	(.77)	.51
Interest-bearing transaction accounts	.13	.12	.21	.26	.31	.01	(.18)
Savings & money market deposits	.50	.54	.71	1.02	1.18	(.04)	(.68)
Time deposits less than $100,000	1.12	1.17	1.75	2.21	2.22	(.05)	(1.10)
Time deposits $100,000 or greater	1.08	1.38	1.77	2.22	2.26	(.30)	(1.18)
FHLB advances	—	.94	—	—	—	(.94)	—
Notes payable	8.72	8.39	8.73	9.75	11.42	.33	(2.70)
Securities sold under agreements to repurchase	.11	.27	.10	.17	1.47	(.16)	(1.36)
Total interest-bearing liabilities	.60	.69	.89	1.25	1.38	(.09)	(.78)
Net interest spread	7.00	7.68	8.47	6.02	5.71	(.68)	1.29
Net interest margin	7.03	7.70	8.50	6.00	5.65	(.67)	1.38

(1) Includes nonaccruing loans.
(2) Annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the statutory tax rate of 35% in adjusting interest on tax-exempt securities to fully taxable basis. The taxable equivalent adjustments included above amount to $56 for 1Q12, $65 for 4Q11, $60 for 3Q11, $56 for 2Q11, and $55 for 1Q11.